                                                                      EXHIBIT 21

               APPLIED INDUSTRIAL TECHNOLOGIES, INC. FORM 10-K FOR
                         FISCAL YEAR ENDED JUNE 30, 2006

                                  SUBSIDIARIES
                              (as of June 30, 2006)

                                                                  Jurisdiction of
                          Name                             Incorporation or Organization
                          ----                             -----------------------------
* Air and Hydraulics Engineering, Incorporated             Alabama

* Air-Hydraulic Systems, Inc.                              Minnesota

* Air Draulics Engineering Co.                             Tennessee

AIT Limited Partnership                                    Ontario, Canada

Applied Industrial Technologies Ltd.                       Canada (Federal)

Applied Industrial Technologies -- CA LLC                  Delaware

Applied Industrial Technologies -- CAPITAL LLC             Delaware

Applied Industrial Technologies -- DBB, Inc.               Ohio

Applied Industrial Technologies -- Dixie, Inc.             Tennessee

Applied Industrial Technologies -- Indiana LLC             Ohio

Applied Industrial Technologies -- Mainline, Inc.          Wisconsin

Applied Industrial Technologies - MBC, Inc.                Minnesota

Applied Industrial Technologies -- PA LLC                  Pennsylvania

Applied Industrial Technologies -- PACIFIC LLC             Delaware

Applied Industrial Technologies -- TX LP                   Delaware

* Applied Mexico, S.A. de C.V.                             Mexico
(97%-owned by subsidiaries of Applied Industrial
Technologies, Inc.)

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
Applied Mexico Holdings, S.A. de C.V.                      Mexico

Applied - Michigan, Ltd.                                   Ohio

Applied Nova Scotia Company                                Nova Scotia, Canada

* Atelier PV Hydraulique 2004 Inc.                         Canada (Federal)

BER International, Inc.                                    Barbados

Bearing Sales & Service, Inc.                              Washington

Bearings Pan American, Inc.                                Ohio

Dynavest Nova Scotia Company                               Nova Scotia, Canada

* ESI Acquisition Corporation                              Ohio
(d/b/a Engineered Sales, Inc., ESI Power Hydraulics,
and Applied Engineered Systems)

* International Supply Consortium, Inc.                    Delaware
(33-1/3% owned by Applied Industrial Technologies, Inc.)

Iowa Bearing Co.                                           Iowa

* Le Groupe GLM (2005) Inc.                                Canada (Federal)

* Rafael Benitez Carrillo Inc.                             Puerto Rico

* Spencer Fluid Power, Inc.                                Ohio

The Ohio Ball Bearing Company                              Ohio

* Operating companies that do not conduct business under Applied Industrial Technologies trade name